Exhibit 99.1

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ESGEN ACQUISITION CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend the extraordinary general meeting, visit:
https://www.cstproxy.com/esgenspac/bc2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

ESGEN ACQUISITION CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD , 2024

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated , 2024 (the "Proxy Statement"), in connection with the Extraordinary General Meeting to be held at 10:00 am ET on , 2024 at the offices of Kirkland & Ellis LLP, 609 Main Street, Houston, TX 77002, and virtually via tele-conference using the following dial-in information:

US/CANADA Toll-Free Dial-In Number: 1 800-450-7155
INTERNATIONAL Toll-Free Dial-In Number: 1 857-999-9155
Conference ID:0459769#

The undersigned hereby appoints each of Andrea Bernatova and Nader Daylami the attorney and proxy of the undersigned, with power of substitution, to vote all of the Class A ordinary shares and Class B ordinary shares, of **ESGEN ACQUISITION CORPORATION**, a Cayman Islands exempted company (the "Company") registered in the name provided, which the undersigned is entitled to attend and to vote (in person and virtually) at the Extraordinary General Meeting, and at any adjournments and/or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposal set forth in the Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NOS. 1, 2, 3, 4, 5A, 5B, 5C, 5D, 5E, 5F, 5G, 6, 7, 8 AND 9.

NOTWITHSTANDING THE ORDER IN WHICH THE PROPOSALS ARE SET OUT HEREIN, THE COMPANY MAY PUT THE PROPOSALS TO THE EXTRAORDINARY GENERAL MEETING IN SUCH ORDER AS IT MAY DETERMINE.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
(to be marked, dated and signed on reverse side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on , 2024 This notice of Extraordinary General Meeting and the accompanying proxy statement are available at: https://www.cstproxy.com/esgenspac/bc2024 PROXY Please mark ESGEN ACQUISITION CORPORATION — THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” your votes like this X PROPOSAL NOS. 1, 2, 3, 4, 5A, 5B, 5C, 5D, 5E, 5F, 5G, 6, 7, 8 AND 9 to Proposal approve No by. ordinary 1 — The resolution Business under Combination Cayman Islands Proposal law and — aadopt proposal that FOR AGAINST ABSTAIN Proposal by special No resolution . 5 — The under Advisory Cayman Charter Islands Proposals law, on a non — -a binding proposal advisory to approve, basis, FOR AGAINST ABSTAIN certain business combination agreement, dated as of April 19, 2023 (the certain governance provisions in the Proposed Charter, which are being presented “Initial Business Combination Agreement”), as amended by the First separately as seven sub-proposals in accordance with guidance from the U.S. Amendment thereto, dated January [ ], 2024 (the “First Amendment” and as the same has been or Securities and Exchange Commission (the “SEC”) to give shareholders the opportunity to present their may be amended, supplemented or otherwise modified from time to time, the “Amended Business separate views on important corporate governance provisions (which proposals we refer to, collectively, as the Combination Agreement”), by and among ESGEN, Sunergy Renewables, LLC, a Nevada limited liability “Advisory Charter Proposals”): company (“Sunergy”), ESGEN OpCo, LLC, a Delaware limited liability company and wholly owned subsidiary of ESGEN (“OpCo”), the Sunergy equityholders set forth on the signature pages thereto from Advisory US$27,600 Charter divided Proposal into 250,000,000 5A — to increase ESGEN the Class authorized A ordinary share shares, capital FOR AGAINST ABSTAIN (collectively, the “Sellers”), ESGEN LLC, a Delaware limited liability company, for the limited purposes set 25,000,000 ESGEN Class B ordinary shares, and 1,000,000 preference forth therein, and Timothy Bridgewater, an individual, in his capacity as the Sellers Representative, a copy shares, in each case, of par value $0.0001 per share, to authorized capital of which is attached to the Proxy Statement as Annex A. References herein to the “Business Combination stock of 410,000,000 shares, consisting of (i) 300,000,000 shares of New PubCo Class A Common Agreement” refer to the Initial Business Combination Agreement prior to the date of the First Amendment and to Stock, (ii) 100,000,000 shares of New PubCo Class V Common Stock (together with New PubCo Class the Amended Business Combination Agreement subsequent to the date of the First Amendment as the context A Common Stock, the “New PubCo Common Stock”) and (iii) 10,000,000 shares of preferred stock, may require. The Business Combination Agreement provides for, among other things, the following transactions par value $0.0001 per share, of New PubCo; (collectively, the “Business Combination”): FOR AGAINST ABSTAIN (i) after giving effect to the exercise of redemption rights by any ESGEN public shareholders (the “Closing Advisory Charter Proposal 5B — to provide that the Proposed Charter Redemption”) prior to the closing of the Business Combination (the “Closing”) pursuant to ESGEN’s may be amended by the affirmative vote of the holders of at least 66 2/3% Amended and Restated Memorandum of Association, dated October 21, 2021 (as amended, the of the voting power of outstanding shares of New PubCo Common Stock “Existing Organizational Documents”), of Class A ordinary shares, par value $0.0001 per share, of entitled to vote at an election of directors, voting together as a single class, in ESGEN (each, an “ESGEN Class A ordinary share”), each outstanding Class B ordinary share, par addition to the affirmative vote of any particular class that shall be entitled to vote separately upon any value $0.0001 per share, of ESGEN (each, an “ESGEN Class B ordinary share”) will convert into proposed amendment to the Proposed Charter that would alter or change the powers, preferences or one ESGEN Class A ordinary share (the “ESGEN Share Conversion”) (provided, that if the holders of special rights of such class of New PubCo Common Stock in a manner that is disproportionately adverse ESGEN Class B ordinary shares are required to forfeit any ESGEN Class B ordinary shares pursuant to as compared to the other classes of New PubCo Common Stock; the Business Combination Agreement, then the number of ESGEN Class A ordinary shares otherwise Advisory Charter Proposal 5C — to provide for (i) the filling of newly- FOR AGAINST ABSTAIN deliverable to the holders of ESGEN Class B ordinary shares pursuant to the ESGEN Share Conversion created directorships or any vacancy on the New PubCo Board by a majority shall be reduced (pro rata between the holders of ESGEN Class B ordinary shares) by an amount equal vote of the remaining directors then in office, even if less than a quorum, and to such forfeited ESGEN Class B ordinary shares); not by the stockholders and (ii) the removal of directors with or without cause (ii) subject to prior receipt of the requisite approval of the shareholders of ESGEN as contemplated in the and only upon the affirmative vote of the holders of a majority in voting power of all the then outstanding Business CombinationAgreement, ESGEN will change the jurisdiction of its incorporation by deregistering shares of stock entitled to vote generally in the election of directors, voting together as a single class; as an exempted company in the Cayman Islands in accordance with the Existing Organizational Advisory Charter Proposal 5D — to provide that, unless New PubCo FOR AGAINST ABSTAIN Documents and the Companies Act (As Revised) of the Cayman Islands and domesticating to, and consents in writing to the selection of an alternative forum, the Delaware continuing as a corporation incorporated under the laws of, the State of Delaware (the “Domestication”) Court of Chancery and any appellate court thereof shall be the sole and and, in connection with the Domestication, the following will occur: (a) ESGEN will change its name to exclusive forum for the following types of actions or proceedings under Zeo Energy Corp. (“New PubCo”), (b) each outstanding ESGEN Class A ordinary share will become one Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on behalf of share of Class A common stock, par value $0.0001 per share, of New PubCo (the “New PubCo Class A New PubCo; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed Common Stock”), (c) each outstanding public warrant to purchase one ESGEN Class A ordinary share by any current or former director, officer, other employee, agent or stockholder of New PubCo to New (each, an “ESGEN Public Warrant”) will become a warrant to purchase one share of New PubCo Class PubCo or New PubCo’s stockholders; (iii) any action, suit or proceeding asserting a claim against New A Common Stock at an exercise price of $11.50 per share (each, a “New PubCo Warrant”) on the terms PubCo or any current or former director, officer, other employee, agent or stockholder of New PubCo and subject to the conditions applicable to ESGEN Public Warrants set forth in the Warrant Agreement, arising out of or pursuant to any provision of the Delaware General Corporation Law or the Proposed dated as of October 22, 2021, between ESGEN and Continental Stock Transfer & Trust Company and New PubCo Organizational Documents (as each may be amended from time to time); or (iv) any action, (d) each outstanding private warrant to purchase one ESGEN Class A ordinary share will be cancelled suit or proceeding asserting a claim against New PubCo or any director, officer, other employee, agent and (e) New PubCo will file its certificate of incorporation substantially in the form attached to the Proxy or stockholder of New PubCo governed by the internal affairs doctrine, in all cases to the fullest extent Statement as Annex B (the “Proposed Charter”) and will adopt bylaws substantially in the form attached permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties to the Proxy Statement as Annex C to serve as its governing documents upon consummation of the named as defendants. This provision will not apply to suits brought to enforce a duty or liability created by Domestication. In connection with the ESGEN Share Conversion and the Domestication, each issued the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have and outstanding unit of ESGEN, each consisting of one ESGEN Class A ordinary share and one-half exclusive jurisdiction. Further, unless New PubCo consents in writing to the selection of an alternative of one ESGEN Public Warrant (each, an “ESGEN Unit”), that has not been previously separated into forum, the federal district courts shall be the exclusive forum for any complaint asserting a cause of the underlying ESGEN Class A ordinary shares and underlying ESGEN Public Warrants prior to the action arising under the Securities Act of 1933, as amended; however, there is uncertainty as to whether Domestication will be cancelled and will entitle the holder thereof to (A) one share of New PubCo Class a court would enforce such provision; A Common Stock and (B) one-half of one New PubCo Warrant; Advisory Charter Proposal 5E — to provide that each holder of record of FOR AGAINST ABSTAIN (iii) (a) Sponsor will purchase 1,000,000 convertible preferred units in OpCo, the terms of which are described New PubCo Class A Common Stock and New PubCo Class V Common in the proxy statement/prospectus (“Convertible OpCo Preferred Units”), at a cash purchase price of Stock shall be entitled to one vote per share on all matters which stockholders $10.00 per unit, and promise to purchase up to an additional 500,000 Convertible OpCo Preferred Units generally are entitled to vote; at the same price during the six months after Closing if called for by New PubCo, each in accordance FOR AGAINST ABSTAIN with the terms of the subscription agreement attached to the proxy statement/prospectus as Annex F Advisory Charter Proposal 5F — to provide that the Proposed Charter will and (b) any additional equity financing agreements in the form reasonably acceptable to ESGEN and not contain provisions related to blank check company status; and Sunergy (“Additional PIPE Agreements”) will be consummated in accordance with the terms of the Advisory Charter Proposal 5G — to provide that the stockholders of New FOR AGAINST ABSTAIN applicable financing agreements; PubCo may act by written consent for so long as the holders of shares of (iv) Sunergy will cause all holders of any options, warrants or rights to subscribe for or purchase any New PubCo Class V Common Stock beneficially own, directly or indirectly, equity interests of Sunergy or its subsidiaries or securities (including debt securities) convertible into a majority of the total voting power of New PubCo Common Stock entitled to or exchangeable for, or that otherwise confer on the holder any right to acquire, any equity interests vote generally in the election of directors of New PubCo. of Sunergy or any subsidiary thereof (collectively, the “Sunergy Convertible Interests”) existing Proposal No. 6 — The Nasdaq Proposal — a proposal to approve by ordinary FOR AGAINST ABSTAIN immediately prior to the Closing either to exchange or convert all such holder’s Sunergy Convertible resolution under Cayman Islands law, assuming the Business Combination Interests into limited liability interests of Sunergy (the “Sunergy Company Interests”) in accordance Proposal, the Domestication Proposal and the Organizational Documents Proposal with the governing documents of Sunergy or the Sunergy Convertible Interests; are approved and adopted, for the purposes of complying with the applicable (v) (a) New PubCo will contribute to OpCo (A) all of its assets (excluding its interests in OpCo, but provisions of Nasdaq Listing Rule 5635, the issuance of (i) shares of New PubCo Class A Common Stock including the amount of cash in the trust account established by ESGEN with the proceeds from to Sponsor upon exchange of the Exchangeable OpCo Units (together with the concurrent exchange of an its IPO) as of immediately prior to the Closing (after giving effect to the Closing Redemption equal number of shares of New PubCo Class V Common Stock by ESGEN), which are converted from the (such amount paid to redeeming shareholders pursuant to the Closing Redemption, the Convertible OpCo Preferred Units in accordance with the proposed amended and restated limited liability “Shareholder Redemption Amount”)), and (B) a number of newly issued shares of Class company agreement of OpCo (the “OpCo A&R LLC Agreement”) and to additional equity investors pursuant V common stock of New PubCo, par value $0.0001 per share (the “New PubCo Class V to the Additional PIPE Agreements, (ii) shares of New PubCo Class A Common Stock and New PubCo Class Common Stock,” and such shares of New PubCo Class V Common Stock issued to Sellers, V Common Stock pursuant to the terms of the Business Combination Agreement, (iii) New PubCo Warrants the “Seller Class V Common Stock”), which will generally have only voting rights, equal to and shares of New PubCo Class A Common Stock issuable upon exercise of such New PubCo Warrants, the number of Class B units of OpCo (the “Exchangeable OpCo Units”) and (b) in exchange, (iv) shares of New PubCo Class A Common Stock upon the redemption and exchange of the Exchangeable OpCo shall issue to New PubCo (A) a number of Class A common units of OpCo (the OpCo Units, together with the cancellation of an equal number of shares of Seller Class V Common Stock, in “OpCo Manager Units” and, together with the Exchangeable OpCo Units, the “OpCo Units”) which accordance with the Proposed Charter and the OpCo A&R LLC Agreement and (v) shares of New PubCo Class shall equal the number of total shares of New PubCo Class A Common Stock issued and outstanding A Common Stock issuable upon the redemption and exchange of OpCo Units in connection with the exercise of immediately after the Closing and (B) a number of warrants to purchase OpCo Manager Units which the OpCo Warrants (we refer to this proposal as the “Nasdaq Proposal”); shall equal the number of New PubCo Warrants issued and outstanding immediately after the Closing Proposal No. 7 — The Incentive Equity Plan Proposal — a proposal to FOR AGAINST ABSTAIN (the transactions in this clause (v), the “New PubCo Contribution”); approve by ordinary resolution under Cayman Islands law, assuming the Business (vi) immediately following the New PubCo Contribution, (a) the Sellers will contribute to OpCo the Sunergy Combination Proposal, the Domestication Proposal, the Organizational Documents Company Interests and (b) in exchange therefor, OpCo will transfer to the Sellers Exchangeable OpCo Proposal and the Nasdaq Proposal are approved and adopted, the 2023 Omnibus Units and the Seller Class V Common Stock; and Incentive Equity Plan of New PubCo, a copy of which is attached to the Proxy Statement as Annex I (we refer to this proposal as the “Incentive Equity Plan Proposal”); (vii) in connection with the Closing, New PubCo will adopt the 2023 Omnibus Incentive Equity Plan of New Proposal No. 8 — The Director Election Proposal — a proposal to approve FOR AGAINST ABSTAIN PubCo in the form attached to the proxy statement/prospectus as Annex I (we refer to the proposal by ordinary resolution under Cayman Islands law, assuming the other Condition comprising clauses (i) through (vii), collectively, as the “Business Combination Proposal”). Precedent Proposals (as defined below) are approved, the election of six (6) Proposal No. 2 — The Redemption Limitation Amendment Proposal — a FOR AGAINST ABSTAIN directors who will serve on the New PubCo Board upon consummation of the proposal to amend, by way of special resolution under Cayman Islands law, Business Combination until New PubCo’s next annual meeting of stockholders and until their respective ESGEN’s Existing Organizational Documents, to eliminate the requirement that successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal (we ESGEN retain at least $5,000,001 of net tangible assets following the redemption refer to this proposal as the “Director Election Proposal” and, collectively with the Business Combination of Public Shares in connection with the Business Combination and to authorize ESGEN to redeem Public Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Nasdaq Proposal and the Shares in amounts that would cause ESGEN’s net tangible assets to be less than $5,000,001; Incentive Equity Plan Proposal, the “Condition Precedent Proposals”); and approve Proposal byNo special . 3 — resolution The Domestication under Cayman Proposal Islands — law, a assuming proposal the to FOR AGAINST ABSTAIN ordinary Proposal resolution No. 9 — under The Cayman Adjournment Islands Proposal law the adjournment — a proposal of the to extraordinary approve by FOR AGAINST ABSTAIN Business Combination Proposal is approved and adopted, the transfer of general meeting (the “Special Meeting”), to a later date or dates, if necessary, to ESGEN by way of continuation from the Cayman Islands to the State of permit further solicitation and vote of proxies if, based upon the tabulated vote at the Delaware by deregistering as an exempted company in the Cayman Islands in accordance with the time of the Special Meeting, any of the Condition Precedent Proposals would not be duly approved and adopted Existing Organizational Documents and the Companies Act (As Revised) of the Cayman Islands and by our shareholders (we refer to this proposal as the “Adjournment Proposal”). For the avoidance of doubt, if continuing and domesticating as a corporation incorporated under the laws of the State of Delaware put forth at the Special Meeting, the Adjournment Proposal will be the first and only proposal voted on and the and conditional upon, and with effect from, the registration of ESGEN as a corporation in the State of Condition Precedent Proposals and other Shareholder Proposals (as defined in the Proxy Statement) will not Delaware, the name change of ESGEN from “ESGEN Acquisition Corporation” to Zeo Energy Corp. (the be submitted to the shareholders for a vote. “Domestication” and we refer to this proposal as the “Domestication Proposal”); Proposal No. 4 — The Organizational Documents Proposal — a proposal to FOR AGAINST ABSTAIN approve by special resolution under Cayman Islands law, assuming the Business CONTROL NUMBER Combination Proposal and the Domestication Proposal are approved and adopted, the adoption of the Proposed Charter and bylaws of New PubCo (together with the Proposed Charter, the “Proposed New PubCo Organizational Documents”), copies of which are attached to the Proxy Statement as Annex B and Annex C, respectively, which, if approved, would take effect at the time of the Domestication (we refer to this proposal as the “Organizational Documents Proposal”); Signature_________________________________ Signature, if held jointly_________________________________ Date____________, 2024 Note: When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please s ign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.